                     LOUISIANA UNWIRED, LLC AND SUBSIDIARY

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)
                                  (Unaudited)

                                                                      For the
                                                                   twelve months
                                                                       ended
                                                                   June 30, 2001
                                                                   -------------
Revenues:
  Subscriber......................................................   $ 78,401
  Roaming.........................................................     44,267
  Merchandise sales...............................................     13,541
  Other revenue...................................................        840
                                                                     --------
  Total revenue...................................................    137,049
Expense:
  Cost of service.................................................     68,379
  Merchandise cost of sales.......................................     26,269
  General and administrative......................................     29,916
  Sales and marketing.............................................     51,751
  Non-cash stock compensation.....................................        537
  Depreciation and amortization...................................     45,442
                                                                     --------
  Total operating expense.........................................    222,294
                                                                     --------
Operating loss....................................................    (85,245)
Other income (expense):
  Interest expense, net...........................................     (3,485)
  Gain on sale of assets..........................................     19,803
                                                                     --------
  Total other income..............................................     16,318
                                                                     --------
Loss before minority interest in losses of subsidiary.............    (68,927)
Minority interest in losses of subsidiary.........................        537
                                                                     --------
Net loss..........................................................   $(68,390)
                                                                     ========



    See accompanying notes to condensed consolidated statement of operation.

                     LOUISIANA UNWIRED, LLC AND SUBSIDIARY

            NOTES TO CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 JUNE 30, 2001
                                  (UNAUDITED)

1. Basis of Presentation

   The accompanying unaudited condensed consolidated statement of operations has been prepared to make an "earnings statement" generally available to security holders for purposes of the last paragraph of Section 11(a) of the Securities Act of 1933, as amended, and Rule 158 under that Act. In accordance with Rule 158(a)(1)(i), the accompanying statement has been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X that are applicable to statements of income contained in Part I, Item 1 of Form 10-Q. Accordingly, the accompanying condensed consolidated statement of operations is not accompanied by a condensed consolidated balance sheet or condensed consolidated statement of cash flows, and it does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included.

   The condensed consolidated statement of operations contained herein should be read in conjunction with the financial statements and notes included in the Form 10-K for US Unwired Inc. for the year ended December 31, 2000, filed on March 26, 2001 with the Securities and Exchange Commission.

2. Description of the Organization

   Louisiana Unwired, LLC ("the Company") was formed in 1998 and is principally engaged in providing access to and usage of its personal communications service ("PCS") networks. PCS is a generation of wireless communications, offering customers advanced, secure two-way digital wireless service and applications. As of June 30, 2001, US Unwired Inc. owned 100.0% of the Company.

                                      B-2